Exhibit 99.1

Hi-Crush Augusta LLC
Financial Statements
For the Year Ended December 31, 2013 and
the Period from March 14, 2012 (Inception) Through December 31, 2012

Hi-Crush Augusta LLC
Index to Financial Statements

Independent Auditor's Report

To the Members of Hi-Crush Augusta LLC

We have audited the accompanying financial statements of Hi-Crush Augusta LLC, which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, members’ capital and cash flows for the year ended December 31, 2013 and the period from March 14, 2012 (inception) through December 31, 2012.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audit in accordance with auditing standards generally accepted in the United States of America and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hi-Crush Augusta LLC at December 31, 2013 and 2012, and the results of its operations and its cash flows for the year ended December 31, 2013 and the period from March 14, 2012 (inception) through December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

/s/PricewaterhouseCoopers LLP
Houston, Texas
March 25, 2014

Hi-Crush Augusta LLC
Balance Sheets
(in thousands)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash	$4,561	$—
Accounts receivable	5,861	1,134
Inventories	7,102	4,222
Prepaid expenses and other current assets	193	173
Total current assets	17,717	5,529
Property, plant and equipment, net	82,492	81,683
Total assets	$100,209	$87,212
Liabilities and Members' Capital
Current liabilities:
Accounts payable	$1,802	$2,680
Accrued and other current liabilities	3,294	779
Due to member	7,781	80,965
Total current liabilities	12,877	84,424
Asset retirement obligation	2,955	2,844
Total liabilities	15,832	87,268
Commitments and contingencies	—	—
Members' capital:
Preferred units	50,529	—
Common units	33,848	—
Member capital	—	1,824
Accumulated deficit	—	(1,880)
Total members' capital (deficit)	84,377	(56)
Total liabilities and members' capital	$100,209	$87,212

The accompanying notes are an integral part of these financial statements.

Hi-Crush Augusta LLC
Statements of Operations
(In thousands)

	Year Ended December 31, 2013	Period from March 14 (Inception) Through December 31, 2012
Revenues	$41,630	$3,183
Cost of goods sold (including depreciation and depletion)	24,798	3,369
Gross profit (loss)	16,832	(186)
Operating costs and expenses:
General and administrative	2,891	1,385
Exploration expense	—	211
Accretion of asset retirement obligation	111	46
Income (loss) from operations	13,830	(1,828)
Other income (expense):
Other income	—	6
Interest expense	(149)	(58)
Net income (loss)	$13,681	$(1,880)

The accompanying notes are an integral part of these financial statements.

Hi-Crush Augusta LLC
Statements of Members' Capital
(in thousands)

	Preferred Unitholders	Common Unitholders	Member Capital	Total Members' Capital

Balance at March 14, 2012 (Inception)	$—	$—	$—	$—
Capital contribution	—	—	1,824	1,824
Net loss	—	—	(1,880)	(1,880)
Balance at December 31, 2012	—	—	(56)	(56)
Conversion of advances to Hi-Crush Proppants LLC	9,543	38,172	—	47,715
Reclassification of member capital to common unitholders	—	(56)	56	—
Issuance of preferred units to Hi-Crush Partners LP	37,500	—	—	37,500
Distributions	(11,250)	(4,637)	—	(15,887)
Capital contribution	—	1,424	—	1,424
Net income	14,736	(1,055)	—	13,681
Balance at December 31, 2013	$50,529	$33,848	$—	$84,377

The accompanying notes are an integral part of these financial statements.

Hi-Crush Augusta LLC
Statements of Cash Flows
(in thousands)

	Year Ended December 31, 2013	Period from March 14 (Inception)Through December 31, 2012
Operating activities:
Net income (loss)	$13,681	$(1,880)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and depletion	2,733	432
Management fees paid by Member on behalf of Hi-Crush Augusta LLC	1,424	674
Accretion of asset retirement obligation	111	46
Changes in operating assets and liabilities:
Accounts receivable	(4,727)	(1,134)
Prepaid expenses and other current assets	(20)	(173)
Inventories	(2,688)	(3,736)
Accounts payable	(242)	305
Accrued and other current liabilities	2,515	779
Due to member	(1,311)	—
Net cash provided by (used in) operating activities	11,476	(4,687)
Investing activities:
Capital expenditures for property, plant and equipment	(4,370)	(76,278)
Net cash used in investing activities	(4,370)	(76,278)
Financing activities:
Member financing, net	9,092	80,965
Issuance of preferred units	37,500	—
Repayment of debt	(33,250)	—
Distributions to preferred unitholders	(11,250)	—
Distributions to common unitholders	(4,637)	—
Net cash provided by (used in) financing activities	(2,545)	80,965
Net increase in cash	4,561	—
Cash:
Beginning of period	—	—
End of period	$4,561	$—

Non-cash investing and financing activities:
Increase (decrease) in accounts payable and accrued and other current liabilities for additions to property, plant and equipment	$(636)	$2,375
Increase in property, plant and equipment for asset retirement obligation	—	2,798
Expenses paid by Member on behalf of Hi-Crush Augusta LLC	1,424	1,824
Conversion of advances into member capital	47,715	—
Cash paid for interest, net of amount capitalized	149	58

The accompanying notes are an integral part of these financial statements.

Hi-Crush Augusta LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)

1. Business and Organization
Hi-Crush Augusta LLC (the "Company" or "Augusta") is a Delaware limited liability company formed by Hi-Crush Proppants LLC on March 14, 2012 engaged in the excavation and processing of raw frac sand for use in hydraulic fracturing operations for oil and natural gas wells.
In 2012, Augusta purchased land in Eau Claire County, Wisconsin and completed the construction of its sand processing plant ("Augusta Plant"). Customer shipments were initiated in August 2012. The Augusta Plant processes sand from its reserves for use in the oil and natural gas industry as proppant.

2. Significant Accounting Policies
Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The more significant estimates relate to our estimates and assumptions for our mineral reserves and its impact on calculating our depreciation and depletion expense under the units-of-production depreciation method, assessing potential impairment of long-lived assets, estimating potential loss contingencies and the estimated cost of future asset retirement obligations. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less. During 2012, all cash transactions were processed through accounts maintained by Hi-Crush Proppants LLC.
Accounts Receivable
Trade receivables relate to sales of raw frac sand for which credit is extended based on the customer’s credit history and are recorded at the invoiced amount and do not bear interest. The Company regularly reviews the collectability of accounts receivable. When it is probable that all or part of an outstanding balance will not be collected, the Company establishes or adjusts an allowance as necessary using the specific identification method. Account balances are charged against the allowance after all means of collection have been exhausted and potential recovery is considered remote. There were no reserves for uncollectible amounts as of December 31, 2013 and 2012.
Inventories
Sand inventory is stated at the lower of cost or market using the average cost method.
Inventory manufactured at our plant facility includes direct excavation costs, processing costs, overhead allocation, depreciation and depletion. Stockpile tonnages are calculated by measuring the number of tons added and removed from the stockpile. Tonnages are verified periodically by an independent surveyor. Costs are calculated on a per ton basis and are applied to the stockpile based on the number of tons in the stockpile.
Spare parts inventory includes critical spares, materials and supplies. We account for spare parts on a first-in, first-out basis, and value the inventory at the lower of cost or market. Detail reviews are performed related to the net realizable value of the spare parts inventory, giving consideration to quality, excessive levels, obsolescence and other factors.
Property, Plant and Equipment
Additions and improvements occurring through the normal course of business are capitalized at cost. When assets are retired or disposed of, the cost and the accumulated depreciation and depletion are eliminated from the accounts and any gain or loss is reflected in the income statement. Expenditures for normal repairs and maintenance are expensed as incurred. Construction-in-progress is primarily comprised of machinery and equipment which has not been placed in service.
Mine development costs include engineering, mineralogical studies, drilling and other related costs to develop the mine, the removal of overburden to initially expose the mineral and building access ways. Exploration costs are expensed as incurred and classified as exploration expense. Capitalization of mine development project costs begins once the deposit is classified as proven and probable reserves.
Drilling and related costs are capitalized for deposits where proven and probable reserves exist and the activities are directed at obtaining additional information on the deposit or converting non-reserve minerals to proven and probable reserves and the benefit is to be realized over a period greater than one year.

Hi-Crush Augusta LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)

Mine development costs are amortized using the units-of-production method on estimated measured tons in in-place reserves. The impact of revisions to reserve estimates is recognized on a prospective basis.
Capitalized costs incurred during the year for major improvement and capital projects that are not placed in service are recorded as construction-in-progress. Construction-in-progress is not depreciated until the related assets or improvements are ready to be placed in service.
Fixed assets other than plant facilities and buildings associated with productive, depletable properties are carried at historical cost and are depreciated using the straight-line method over the estimated useful lives of the assets, as follows:

Computer equipment	3 years
Furniture and fixtures	7 years
Vehicles	5 years
Equipment	5-15 years
Rail spur and asset retirement obligation	37 years
Plant facilities and buildings associated with productive, depletable properties that contain frac sand reserves are carried at historical cost and are depreciated using the units-of-production method. Units-of-production rates are based on the amount of proved developed frac sand reserves that are estimated to be recoverable from existing facilities using current operating methods.
The Company was in a developmental stage from the date of formation until the Augusta Plant was deemed to be operational on July 31, 2012.
Impairment of Long-lived Assets
Recoverability of investments in property, plant and equipment and mineral rights is evaluated periodically. Estimated future undiscounted net cash flows are calculated using estimates of proven and probable sand reserves, estimated future sales prices (considering historical and current prices, price trends and related factors) and operating costs and anticipated capital expenditures. Reductions in the carrying value of our investment are only recorded if the undiscounted cash flows are less than our book basis in the applicable assets.
Impairment losses are recognized based on the extent that the remaining investment exceeds the fair value, which is determined based upon the estimated future discounted net cash flows to be generated by the property, plant and equipment and mineral rights.
Management’s estimates of prices, recoverable proven and probable reserves and operating and capital costs are subject to certain risks and uncertainties which may affect the recoverability of our investments in property, plant and equipment. Although management has made its best estimate of these factors based on current conditions, it is reasonably possible that changes could occur in the near term, which could adversely affect management’s estimate of the net cash flows expected to be generated from its operating property. No impairment charges have been recorded during the period from March 14, 2012 (inception) through December 31, 2013.
Revenue Recognition
Frac sand sales revenues are recognized when legal title passes to the customer. All sales are freight on board (“FOB”) plant and title passes as the product is loaded into the customer’s rail cars. At that point, delivery has occurred, evidence of a contractual arrangement exists and collectability is reasonably assured. Revenue from make-whole provisions in our customer contracts is recognized at the end of the defined cure period.
The Augusta Plant sells product under a long-term supply agreement entered into with a customer in August 2012, the current term of which expires in 2017. The agreement defines, among other commitments, the volume of product that the Company must provide, the price that will be charged to the customer, and the volume that the customer must purchase.
Asset Retirement Obligation
In accordance with Accounting Standards Codification (“ASC”) 410-20, Asset Retirement Obligations, the Company recognizes reclamation obligations when incurred and record them as liabilities at fair value. In addition, a corresponding increase in the carrying amount of the related asset is recorded and depreciated over such asset’s useful life. The reclamation liability is accreted to expense over the estimated productive life of the related asset and is subject to adjustments to reflect changes in value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation costs.

Hi-Crush Augusta LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)

Fair Value of Financial Instruments
The amounts reported in the balance sheet as current assets or liabilities, including cash, accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short-term maturities of these instruments.
Income Taxes
The Company is a pass-through entity and is not considered a taxing entity for federal tax purposes. Therefore, there is not a provision for income taxes in the accompanying financial statements. The Company’s net income or loss is allocated to its members in accordance with the operating agreement. At December 31, 2013 , the Company did not have any liabilities for uncertain tax positions or gross unrecognized tax benefit.
Recent Accounting Pronouncements and Other
In February 2013, the Financing Accounting Standards Board (“FASB”) issued amended guidance on the recognition, measurement, and disclosure of certain obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date. Such arrangements may include debt, other contractual obligations, and settled litigation and judicial rulings. The amended guidance is to be applied retrospectively to all prior periods presented. This guidance will be effective for the Company beginning January 1, 2014. The Company anticipates that the adoption of this amended guidance will not materially affect its financial position, result of operations or cash flows.
3. Inventories
Inventories consist of the following:

	December 31, 2013	December 31, 2012
Raw material	$706	$—
Work-in-progress	5,376	3,560
Finished goods	103	247
Spare parts	917	415
	$7,102	$4,222

4. Property, Plant and Equipment

Property, plant and equipment consisted of the following:

	December 31, 2013	December 31, 2012
Buildings	$1,708	$1,585
Mining property and mine development	15,168	14,736
Plant and equipment	60,958	59,173
Rail and rail equipment	7,648	7,107
Construction in progress	853	—
Property, plant and equipment	86,335	82,601
Less: Accumulated depreciation and depletion	(3,843)	(918)
Property, plant and equipment, net	$82,492	$81,683

Depreciation and depletion expense was $2,925 and $918 for the year ended December 31, 2013 and the period from March 14, 2012 (inception) through December 31, 2012, respectively. As of December 31, 2013 and 2012, the Company capitalized $192 and $486 of depreciation and depletion expense as a component of inventory, respectively.

5. Members' Capital
During the year ended December 31, 2013 and the period from March 14, 2012 (inception) through December 31, 2012, Hi-Crush Proppants LLC provided $1,424 and $1,874 of management services and other expenses paid on behalf of Augusta. Such costs are recognized as non-cash capital contributions in the accompanying financial statements.
On January 31, 2013, Hi-Crush Proppants LLC received 60,692 preferred units and 400,000 common units in the Company through the conversion of $9,543 and $38,172 of outstanding advances due from the Company, respectively. In addition, the Company assumed $33,250 of Hi-Crush Proppants LLC's bank debt in lieu of repayment of outstanding advances of the same amount.

Hi-Crush Augusta LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)

On January 31, 2013, the Company issued 39,308 preferred units to Hi-Crush Partners LP for $37,500 of cash. The proceeds of this transaction were used to repay the assumed bank debt of $33,250 and a portion of a one-time distribution of $4,637 to the common unitholders.

The Company accounts for the preferred units as equity. The holders of the preferred units are entitled to a preferred distribution of $3,750 per quarter, or $15,000 annually.
The preferred units will automatically convert to common units on March 31, 2018 unless (i) there are any arrearages in preferred unit distributions, (ii) the preferred units would not have received, on an as-converted basis, an annualized distribution of at least $10,000 over the preceding four quarters or (iii) Hi-Crush Partners LP, with concurrence of the conflicts committee of the board of directors of its General Partner, elects to convert at an earlier time. The number of common units issued upon conversion will be equal to 25% of the then outstanding common units, such that, following the conversion, Hi-Crush Partners LP would own 20% of the common units in the Company.

During the year ended December 31, 2013, the Company paid three distributions of $3,750 to its preferred unitholder.

Our operating agreement contains provisions for the allocation of net income and loss to members. For purposes of maintaining member capital accounts, the operating agreement specifies that items of income and loss shall be allocated among the members in accordance with their respective percentage ownership interest, adjusted for distributions paid to each class.

6. Related Party Transactions
During the year ended December 31, 2013 and the period from March 14, 2012 (inception) through December 31, 2012, the Company incurred management fees charged by Hi-Crush Proppants LLC, as discussed in Note 5.
During the year ended December 31, 2013 and the period from March 14, 2012 (inception) through December 31, 2012, the Company incurred $14 and $103 of management fees, respectively, payable to an entity owned by two members who are also equity members in Hi-Crush Proppants LLC. Such management expenses are reflected in general and administrative expense.
In the normal course of business, Hi-Crush Proppants LLC and the Company may from time to time make payments on behalf of each other. During the year ended December 31, 2013 and period from March 14, 2012 (inception) through December 31, 2012, the Company received financing $9,092 and $80,965 from Hi-Crush Proppants LLC, respectively. Such funds were used to pay for the construction of the Augusta plant and for general working capital purposes. The financing does not bear interest and has no repayment plan in place.
On January 31, 2013, Hi-Crush Proppants LLC extinguished affiliate debts as follows:

Conversion into common units of Hi-Crush Augusta LLC	$38,172
Conversion into preferred units of Hi-Crush Augusta LLC	9,543
Assumption of bank debt	33,250
Total affiliate advances extinguished	$80,965
During the year ended December 31, 2013, the Company sold $4,402 of sand to Hi-Crush Partners LP, a subsidiary of Hi-Crush Proppants LLC.

7. Asset Retirement Obligation
Although the ultimate amount of reclamation and closure costs to be incurred is uncertain, the Company maintains a post-closure reclamation and site restoration obligation as follows:

Balance at March 14, 2012 (Inception)	$—
Additions to liabilities	2,798
Accretion expense	46
Balance at December 31, 2012	2,844
Additions to liabilities	—
Accretion expense	111
Balance at December 31, 2013	$2,955

Hi-Crush Augusta LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)

8. Commitments and Contingencies
In 2012, the Company entered into a long-term supply agreement with a customer. This contract establishes minimum annual sand volumes that the Company is required to make available to the customer through 2017. Through December 31, 2013, no payments for non-delivery of minimum annual sand volumes were made by the Company to this customer.

The Company has entered into royalty agreements under which the Company is under a commitment to pay royalties on sand sold and paid for. Royalty expense is recorded as the sand is sold and the royalty payment is paid based on sand volumes sold and paid for by the customer. Royalty expense is included in costs of goods sold. Royalty expense was $4,732 and $276 during the year ended December 31, 2013 and the period from March 14, 2012 (inception) through December 31, 2012, respectively.
From time to time, the Company may be subject to various claims and legal proceedings which arise in the normal course of business. Management is not aware of any legal matters that are likely to have material adverse effect on the Company’s financial position, results of operations or cash flows.
9. Concentration of Credit Risk
The Company is a producer of sand mainly used by the oil and natural gas industry for fracing wells. The Company’s business is, therefore, dependent upon economic activity within this market. Sales to one customer accounted for 77% and 100% of sales during the year ended December 31, 2013 and the period from March 14, 2012 (inception) through December 31, 2012, respectively.
Throughout 2013, the Company has maintained cash balances in excess of federally insured amounts on deposit with financial institutions.
10. Subsequent Events
During February 2014, the Company paid a distribution of $3,750 to its preferred unitholder. No distributions were paid to common unitholders.